Exhibit 10.14

AMENDMENT NO. 4
TO
EXCLUSIVE LICENSE AGREEMENT

This Fourth Amendment (this “Amendment No. 4”) is entered into effective as of October 14th, 2015 (the “Amendment Date”) by and between Nationwide Children’s Hospital, a nonprofit Ohio corporation (“Children’s”), and AveXis, Inc., a Delaware corporation formerly known as BioLife Cell Bank, Inc. (“Licensee”) (each a “Party” and collectively the “Parties”). This Amendment amends that certain Exclusive License Agreement dated October 9, 2013 between the Parties as the same was amended by Amendment No. 1 thereto dated January 13, 2014, Amendment No. 2 thereto dated April 1, 2014, and Amendment No. 3 thereto dated April 23, 2015 (as so amended, the “Original Agreement”). In the event of any conflict between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment will control. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Original Agreement.

RECITALS

WHEREAS, the Parties entered into the Original Agreement with respect to the development and marketing of the Licensed Technology; and

WHEREAS, the Parties now desire to allow Licensee to become the sponsor of the IND and to transfer the IND and associate regulatory filing from Children’s to the Licensee.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby mutually agree as follows:

1.                                      Section 2.1.5 shall be deleted entirely and replaced with the following:

2.1.5 IND License. An Investigational New Drug application for the scAAV9-SMN gene therapy product for the treatment of spinal muscular atrophy type 1 (the “IND”) will be initially filed and sponsored by Children’s. Within **** days of the Effective Date, Children’s shall provide Licensee with continual, read-only access to the IND. Children’s shall store and maintain pre-clinical study records, specimens, samples, and data related to the IND, in accordance with FDA regulations 21CFR 58.195(b), which in summary states data, specimens, and records will be stored for **** after FDA marketing approval or **** after submission to FDA for marketing approval. On ****, Licensee shall have the right (the “IND Option”) to become the sponsor of the IND. Within ****  of exercise of the IND Option, Children’s shall complete the transfer of the IND and associated regulatory filings from Children’s to Licensee. Thereafter, Licensee shall have exclusive access to all information owned by Children’s with respect to satisfying Licensee’s obligations as the sponsor of the IND. Furthermore, in the event that Licensee exercises the IND Option, Children’s shall thereafter have the right to file for a change in the sponsorship of the IND to remove Licensee and redesignate Children’s if (i) any act or omission of Licensee constituting negligence or willful misconduct with respect to Licensee’s control of the IND has or could reasonably be expected to have a material adverse effect on the clinical trials conducted under the IND, (ii) Licensee has not cured such act or omission within **** of its receipt of written notice and demand from Children’s or (iii) Licensee has failed to comply with any applicable law, regulation, or guideline, including but not limited to, any applicable FDA or other governmental requirement, where such failure to comply has or could reasonably be expected to have a material adverse effect on the clinical trials conducted under the IND. If delays in curing such act or omission occur without fault by Licensee while Licensee is in the process of curing such act or omission, the time to cure such act or omission shall be extended, upon written approval of Children’s, which approval shall not be unreasonably withheld.

**** CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.                                      Except as expressly set forth in this Amendment No.4, all other agreements, terms, and conditions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have respectively duly executed this Amendment as of the Amendment Date.

NATIONWIDE CHILDREN’S HOSPITAL		AVEXIS, INC.

By:	/s/ Timothy C. Robinson	By:	/s/ Sean P. Nolan
Name:	Timothy C. Robinson	Name:	Sean P. Nolan
Title:	Executive Vice President & Chief Financial	Title:	President and Chief Executive Officer
& Administrative Officer